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As filed with the Securities and Exchange Commission on January 9, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street Spokane, Washington 99201 (Address of Principal Executive Offices) (Zip Code)
Klamath First Bancorp, Inc. 1996 Stock Option Plan (Full title of the plan)
NED M. BARNES, SECRETARY Sterling Financial Corporation 111 North Wall Street Spokane, Washington 99201 (509) 458-2884 (Name, address and telephone number, including area code, of agent for service)
Copies to:
DONALD J. LUKES, ESQ. Witherspoon, Kelley, Davenport & Toole, P.S. West 422 Riverside Avenue, Suite 1100 Spokane, Washington 99201 (509) 624-5265

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $1.00 par value per share	554,024	$35.44	$19,634,611	$1,588.44

(1)
Consists of common shares (the "Common Stock") of Sterling Financial Corporation, a Washington corporation ("Sterling" or "Registrant") to be issued upon exercise of currently outstanding stock options (the "Options") granted under the Klamath First Bancorp, Inc. 1996 Stock Option Plan (the "Klamath Plan"). The Klamath Plan was assumed by Sterling pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 14, 2003 by and between Sterling and Klamath First Bancorp, Inc., an Oregon corporation ("Klamath"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued as a result of a stock split, stock dividend or similar adjustment to the outstanding Common Stock.

(2)
Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low trading prices of the common stock, $1.00 par value per share of Sterling (the "Common Stock"), as reported on the Nasdaq National Market on January 6, 2004.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the Klamath Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Commission are incorporated herein by reference:

  (a)
  Sterling's Annual Report on Form 10-K for the year ended December 31, 2002.

  (b)
  All other reports filed by Sterling pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

  (c)
  The description of the Common Stock of Sterling contained in a registration statement under the Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents filed by Sterling pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

        Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not Applicable

Item 5.    Interests of Named Experts and Counsel.

        Not Applicable

Item 6.    Indemnification of Directors and Officers.

        The Washington Business Corporation Act permits and the Restated Articles of Incorporation and Bylaws of Sterling provide that to the fullest extent allowed by applicable laws existing from time to time, any person may, and directors and officers shall, be indemnified or reimbursed by Sterling for reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he or she shall be made a party or threatened to be made a party by reason of his or her being or having been a director, officer, employee or agent of Sterling or of any firm, corporation, employee benefit plan or other organization which he or she served in any such capacity at the request of Sterling; provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in such action, suit or proceeding as to which he or she shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to Sterling; or (2) in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of (a) a court of competent jurisdiction, (b) the holders of record of a majority of the outstanding shares of Sterling or (c) the Board of Directors, acting by vote of a majority of directors not parties to the same or substantially the same action, suit or proceeding, whether or not such majority constitutes a quorum. The foregoing right of indemnification or reimbursement is not exclusive of other rights to which such person, his or her heirs, executors or administrators may be entitled as a matter of law. Persons indemnified are deemed to include the heirs, legal representatives, executors and administrators of such persons.

        Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by Sterling in advance of the final disposition of such action, suit or proceeding. The director, officer, employee or agent must repay such amount, however, if it shall ultimately be determined that he or she is not entitled to be indemnified by Sterling.

        Sterling's Restated Articles of Incorporation also provide that a director of Sterling shall not be personally liable to Sterling or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act pertaining to unpermitted distributions to shareholders or loans to directors or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to further eliminate or limit the personal liability of directors, then the liability of a director of Sterling shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of Sterling shall not adversely affect any right or protection of a director of Sterling existing at the time of such repeal or modification.

Item 7.    Exemption From Registration Claimed.

        Not Applicable

Item 8.    Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description
4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 3.1 to Sterling's report on Form 10-Q filed May 15, 2003 and incorporated by reference herein.
4.2	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.3 to Sterling's registration statement on Form S-4 filed December 9, 2002 and incorporated by reference herein.
5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S.
23.1	Consent of BDO Seidman, LLP
23.2	Consent of PricewaterhouseCoopers, LLP
23.3	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of attorney (set forth on the signature pages to the Registration Statement).
99.1	Klamath First Bancorp, Inc. 1996 Stock Option Plan.

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Sterling pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.     That, for purposes of determining any liability under the Securities Act, each filing of Sterling's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Sterling pursuant to the foregoing provisions, or otherwise, Sterling has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sterling of expenses incurred or paid by a director, officer or controlling person of Sterling in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sterling will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Sterling certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on January 8, 2004.

STERLING FINANCIAL CORPORATION
By	/s/ WILLIAM W. ZUPPE WILLIAM W. ZUPPE, President, Chief Operating Officer and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby grants a power of attorney to Daniel G. Byrne, William R. Basom and Donald J. Lukes and each of them, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities (including his capacity as a director or officer of Sterling Financial Corporation) to sign for such person, and in such person's name and capacity indicated below, any and all amendments to the Registration Statement of Sterling Financial Corporation and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or any substitute therefor may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2004.

Signature	Title
/s/ HAROLD B. GILKEY Harold B. Gilkey	Chairman of the Board and Chief Executive Officer
/s/ WILLIAM W. ZUPPE William W. Zuppe	President, Chief Operating Officer and Director
/s/ DANIEL G. BYRNE Daniel G. Byrne	Senior Vice President—Finance, Assistant Secretary, and Principal Financial Officer
/s/ WILLIAM R. BASOM William R. Basom	Vice President, Treasurer, and Principal Accounting Officer
/s/ NED M. BARNES Ned M. Barnes	Secretary and Director
/s/ RODNEY W. BARNETT Rodney W. Barnett	Director
/s/ THOMAS H. BOONE Thomas H. Boone	Director
James P. Fugate	Director
Robert D. Larrabee	Director
Robert E. Meyers	Director
David O. Wallace	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 3.1 to Sterling's report on Form 10-Q filed May 15, 2003 and incorporated by reference herein.
4.2	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.3 to Sterling's registration statement on Form S-4 filed December 9, 2002 and incorporated by reference herein.
5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S.
23.1	Consent of BDO Seidman, LLP
23.2	Consent of PricewaterhouseCoopers, LLP
23.3	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of attorney (set forth on the signature pages to the Registration Statement).
99.1	Klamath First Bancorp, Inc. 1996 Stock Option Plan.

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PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX